John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Trustee

[GRAPHIC OMITTED]
                                                              June 21, 2001

Goldman Sachs Asset Management
Goldman, Sachs & Co.
32 Old Slip
29th Floor
New York, NY 10005

Attn:   Cecilia M. Garcia
        Legal Products Analyst

Re:      Sub-Investment Management Agreement
         dated as of May 1, 2001
         -----------------------------------

Dear Ms. Garcia:

         This letter will memorialize our mutual agreement to amend Schedule I to the above-referenced Sub-Investment Management Agreement relating to the Large Cap Value CORE II Portfolio, to adjust the current fee schedule, effective as of July 1, 2001. Attached is a revised copy of Schedule I which maintains a 40 basis point charge for the first $50 million of Net Assets, maintains a 30 basis point charge for the next $150 million, introduces a 25 basis point charge for the next $800 million and introduces a 20 basis point charge for amounts over $1 billion. Please substitute copies of the attached Schedule I for the old copies of Schedule I in your files.

         Kindly acknowledge receipt of this letter and the attachment, and indicate your agreement to the amendment of Schedule I, by signing and returning the duplicate of this letter. Thank you.


JOHN HANCOCK                                         JOHN HANCOCK VARIABLE
LIFE INSURANCE COMPANY                               SERIES TRUST I


By: /s/ ROBERT R. REITANO                            By: /s/ MICHELE G. VAN LEER
    -----------------------                              -----------------------
Robert R. Reitano                                    Michele G. Van Leer
Senior Vice President &                              Chairman and Trustee
Chief Investment Strategist

Received and agreed to:
Goldman Sachs Asset Management


By:  /s/ DAVID B. FORD
     ---------------------
Name:    David B. Ford
         -----------------
Title:   Managing Director
         -----------------


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                                   SCHEDULE I
                              (As of July 1, 2001)

                                      FEES
                                      ----

Large Cap Value CORE II
-----------------------

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Current Net Assets Under Management     Sub-Investment Management Fee
--------------------------------------------------------------------------------
On the first $50,000,000                Forty (40) basis points (0.40%)
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On the next $150,000,000                Thirty (30) basis points (0.30%)
--------------------------------------------------------------------------------
On the next $800,000,000                Twenty Five (25) basis points (0.25%)
--------------------------------------------------------------------------------
On amounts over $1,000,000,000          Twenty (20) basis points (0.20%)
--------------------------------------------------------------------------------